CONTACT: Mark Dombrowski, Public and Media Relations
         1-800-458-0811 ext. 2285 or 814/870-2285

                   Erie Indemnity Reports First Quarter 2004 Results

Erie,  Pa.,  April 22,  2004 - Erie  Indemnity  Company (  Nasdaq:  ERIE)  today
announced   results  for  the  first  quarter  2004,   including  the  following
highlighted information:

o Net income increased by 8.0 percent to $49.6 million, up from $45.9 million at March 31, 2003.
o Net income per share increased by 8.1 percent to $.70 per share, compared to $.65 per share in the comparable quarter for 2003.
o Gross management fee revenue grew by 7.1 percent to $221.9 million, up from $207.2 million for the same period one year ago.
o The property and casualty group's direct written premium grew 11.0 percent to $960.7 million at March 31, 2004, from $865.2 million at March 31, 2003.

"Last year we embarked on a plan to achieve peak performance by focusing on four key areas: managing exposure growth; improving risk selection; controlling loss severity; and maintaining appropriate pricing. This focus has had a positive impact on our results," noted Jeffrey A. Ludrof, president and chief executive officer of Erie Indemnity Company. "In the first quarter of 2004, the statutory combined ratio of our property and casualty group decreased significantly to 100.2, compared to 113.2 in the first quarter of 2003. This progress is a direct result of the combined efforts and commitment of ERIE agents and employees to enhancing our profitability and maintaining our promise of service. While our new business production has declined as a result of our focus on underwriting and adequate pricing, our exceptional service and protection as well as our financial stability continue to attract policyholders to our company. We are confident that our balanced approach to underwriting profitability and quality growth will positively impact our steady, long-term business model."

Details of First Quarter 2004 Results - Segment Basis
-----------------------------------------------------

Management operations
---------------------

Management fee revenue increased by 7.1 percent to $221.9 million for the quarter ended March 31, 2004, compared to $207.2 million for the same period one year ago. Management fee revenue grew at a slower rate than the growth in direct written premiums in the first quarter of 2004 due to the reduction in the management fee rate from 24 percent to 23.5 percent effective January 1, 2004. Management fee revenue was also impacted by the allowance for returned management fee on cancelled policies, which totaled $3.9 million in the first quarter 2004, compared to $0.4 million in the first quarter 2003. The allowance for returned management fees increased as a result of a higher mid-term policy cancellation rate in 2004. Offsetting the increased allowance for returned management fees is the related decrease in commission expense of $2.0 million at March 31, 2004. The net effect of the increased allowance is a decrease in net income of about $.02 per share.

The property and casualty direct written premiums of the Erie Insurance Group, upon which management fee revenue is calculated, totaled $960.7 million in the first quarter 2004, compared to $865.2 million in the first quarter 2003, an
11.0 percent rate of growth in the first quarter of 2004.

The year-over-year average written premium per policy increased by 8.9 percent to $1,002 at March 31, 2004, as compared to $920 at March 31, 2003. Year-over-year personal lines premium increased 9.8 percent, while commercial lines increased 6.5 percent at March 31, 2004. The year-over-year growth in policies in force was 4.7 percent at March 31, 2004, down from 6.7 percent at December 31, 2003. New written premium declined by 30.1 percent in the first quarter of 2004. The year-over-year policy retention rate declined to 89.8 percent at March 31, 2004, from 90.2 percent at December 31, 2003. The slower premium growth and decline in retention rate in the first quarter is due to the Company's continuing focus on underwriting profitability, the increased emphasis on controlling exposure growth and improving risk selection.

The cost of management operations increased 10.9 percent to $171.2 million in the first quarter of 2004, from $154.4 million for the same period in 2003. Commission costs increased 10.8 percent to $122.9 million, from $110.9 million in the first quarter 2003. As noted, commission costs were reduced as a result of the increase in the allowance for returned commission of $ 2.0 million related to the increase in the allowance for returned management fee. First quarter costs of management operations, excluding commissions, increased 11.2 percent to $48.3 million in 2004 from $43.5 million in 2003.

Insurance underwriting operations
---------------------------------

The Company's insurance underwriting operations recorded losses of $1.5 million and $5.7 million in the first quarters of 2004 and 2003, respectively. The Company's share of catastrophe losses totaled $0.4 million and $1.1 million for the three-month periods ended March 31, 2004 and 2003, respectively. The GAAP combined ratio for the Company was 102.9 in the first quarter 2004 compared to
112.6 for the same period in 2003.

The statutory combined ratio for the Property and Casualty Group for the first quarter 2004 was 100.2, compared to 113.2 for the first quarter 2003. Catastrophe losses contributed .8 points to the first quarter statutory combined ratio of the property and casualty group compared to 2.4 points in catastrophe losses for the same period in 2003. The improvement in the statutory combined ratio is also attributable to the consistent and disciplined focus of agents and employees on underwriting profitability and profitable growth.


Investment operations
---------------------

Net revenue from investment operations for the first quarter of 2004 reflects an increase of 31.3 percent to $19.4 million, compared to $14.8 million for the same period in 2003. Net investment income increased by 2.6 percent to $14.7 million for the quarter ended March 31, 2004, from $14.3 million for the same period in 2003.

Net realized gains on investments of $2.9 million were recorded during the first quarter 2004 compared to net realized gains of $0.6 million for the first quarter 2003. No impairment charges were recorded in the first quarter of 2004 while impairment charges of $6.0 million were recorded during the first quarter 2003.

Equity in earnings of limited partnerships was $0.4 million in the first quarter 2004 compared to losses of $1.3 million for the first quarter 2003. Private equity and fixed income limited partnerships recorded earnings of $0.1 million in the first quarter 2004 compared to losses of $1.7 million in the first quarter 2003. Real estate limited partnerships reflected earnings of $0.3 million and $0.4 million for the quarters ended March 31, 2004 and 2003, respectively.

The Company purchased 139,059 shares of its stock under the Company stock repurchase program during the first quarter 2004 at an average price of $45.61 per share.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and
Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 16th largest automobile insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 3.7 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 368 on the FORTUNE 500 and is included in Forbes Magazine's PLATINUM 400 list of the best-managed companies in America.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com
----------------------------

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2004 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.


                            STATEMENTS OF OPERATIONS
                  AND FINANCIAL POSITION AND OTHER INFORMATION
                                   WILL FOLLOW

Erie Indemnity Company
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
(Amounts in thousands, except per share data)
                                                    Three months ended March 31,
                                                             (unaudited)
                                                         2004           2003
                                                    ----------------------------
OPERATING REVENUE:
   Management fee revenue                              $ 209,664     $ 195,848
   Premiums earned                                        50,649        45,182
   Service agreement revenue                               5,598         6,484
                                                      ----------     ---------
      Total operating revenue                          $ 265,911     $ 247,514
                                                       ---------     ---------

OPERATING EXPENSES:
   Cost of management operations                       $ 161,821     $ 145,882
   Losses and loss expenses incurred                      38,037        37,500
   Policy acquisition and other underwriting expenses     11,318        10,445
                                                       ---------     ---------
      Total operating expenses                         $ 211,176     $ 193,827
                                                       ---------     ---------

OTHER INCOME AND EXPENSES:
   Investment income, net of expenses                  $  14,686     $  14,319
   Realized gains on investments                           2,853           593
   Equity in earnings (losses) of limited partnerships       418        (1,326)
                                                       ---------     ---------
      Total other income and expenses                  $  17,957     $  13,586
                                                       ---------     ---------

Income before income taxes and equity in earnings of
    Erie Family Life Insurance Company                 $  72,692     $  67,273

Less:  Provision for income taxes                         24,435        22,460
   Equity in earnings of Erie Family Life Insurance
      Company, net of tax                                  1,315         1,087
                                                       ---------     ---------
               Net income                              $  49,572     $  45,900
                                                       =========     =========
               Net income per share                    $    0.70     $    0.65
                                                       =========     =========
               Weighted average shares outstanding        70,947        70,997
                                                       =========     =========

DIVIDENDS DECLARED
Class A non-voting common                              $   0.215     $   0.190
                                                       ---------     ---------
Class B common                                         $   32.25     $   28.50
                                                       ---------     ---------

                                       8

Erie Indemnity Company
CONSOLIDATED STATEMENTS OF OPERATIONS - SEGMENT BASIS
(Amounts in thousands, except per share data)

                                                              Three months ended March 31
                                                                      (unaudited)
                                                                 2004              2003
                                                              ---------------------------
MANAGEMENT OPERATIONS:
Management fee revenue                                        $  221,867     $  207,246
Service agreement revenue                                          5,598          6,484
                                                              -------------------------
    Total revenue from management operations                     227,465        213,730
Cost of management operations                                    171,239        154,373
                                                              -------------------------
    Income from management operations                         $   56,226     $   59,357
                                                              -------------------------

INSURANCE UNDERWRITING OPERATIONS:
Premiums earned                                               $   50,649     $   45,182
                                                              -------------------------
Losses and loss adjustment expenses incurred                      38,037         37,500
Policy acquisition and other underwriting expenses                14,103         13,352
                                                              -------------------------
   Total losses and expenses                                  $   52,140     $   50,852
                                                              -------------------------
   Underwriting loss                                          $   (1,491)    $   (5,670)
                                                              -------------------------

INVESTMENT OPERATIONS:
Net investment income                                         $   14,686     $   14,319
Net realized gain on investments                                   2,853            593
Equity in earnings (losses) of limited partnerships                  418         (1,326)
Equity in earnings of Erie Family Life Insurance Company           1,414          1,169
                                                              -------------------------
   Net revenue from investment operations                     $   19,371     $   14,755
                                                              -------------------------

   Income before income taxes                                 $   74,106     $   68,442
Provision for income taxes                                        24,534         22,542
                                                              -------------------------
   Net income                                                 $   49,572     $   45,900
                                                              =========================
   Net income per share                                       $     0.70     $     0.65
                                                              =========================
   WEIGHTED AVERAGE SHARES OUTSTANDING                            70,947         70,997
                                                              =========================

Amounts presented on a segment basis are not presented net of intercompany/intersegment items.


Erie Indemnity Company
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Amounts in thousands, except per share data)

                                                               March 31     December 31
                                                                 2004           2003
                                                              (unaudited)
                                                              -----------   -----------
ASSETS
Investments
Fixed maturities                                              $  927,537     $   879,361
Equity securities
    Preferred stock                                              151,413         148,952
    Common stock                                                  40,853          40,451
Other invested assets                                            119,034         116,400
                                                              ----------     -----------
    Total investments                                         $1,238,837     $ 1,185,164


Cash and cash equivalents                                     $   80,891     $    87,192
Equity in Erie Family Life Insurance Company                      60,287          56,072
Premiums receivable from policyholders                           267,596         266,957
Receivables from affiliates                                    1,018,348         984,146
Other assets                                                     185,767         175,076
                                                              ----------     -----------
   Total assets                                               $2,851,726     $ 2,754,607
                                                              ==========     ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Unpaid losses and loss adjustment expenses                    $  867,702     $   845,536
Unearned premiums                                                453,659         449,606
Other liabilities                                                323,750         295,295
                                                              ----------     -----------
   Total liabilities                                          $1,645,111     $ 1,590,437
   Total shareholders' equity                                 $1,206,615     $ 1,164,170
                                                              ----------     -----------
   Total liabilities and shareholders' equity                 $2,851,726     $ 2,754,607
                                                              ==========     ===========
Book value per share                                              $17.03          $16.40
Shares outstanding                                                70,858          70,997


Management  fee revenue by line of  business - segment basis:

                                    Three months ended March 31        %
                                        2004           2003         Change
(In thousands)                     -----------------------------------------
Private passenger auto              $ 113,010      $ 105,206         7.4%
Commercial auto                        19,962         18,997         5.1
Homeowners                             34,337         27,811        23.5
Commercial multi-peril                 26,554         25,054         6.0
Workers' compensation                  22,586         22,381         0.9
All other lines of business             9,318          8,197        13.7
                                   -----------------------------------------
     Total                          $ 225,767      $ 207,646         8.7%

Allowance for management
  fee returned on cancelled
  policies                              3,900            400          N/A
                                    ----------------------------------------
Total management fee revenue        $ 221,867      $ 207,246         7.1%
                                    ========================================

Growth rate of policies in force for Property and Casualty Group insurance operations:

                                                             All other
               Private     12-mth.                 12-mth.   lines of     12-mth.    Total       12-mth.
              passenger    growth                  growth    personal     growth    Personal     growth
    Date        auto        rate     Homeowners     rate     business      rate       Lines       rate
------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
12/31/2002   1,591,161     11.1      1,230,895     14.4       249,544      16.0      3,071,600    12.8
03/31/2003   1,623,429     10.5      1,263,118     14.3       257,327      15.9      3,143,874    12.4
06/30/2003   1,650,225      9.1      1,293,575     12.8       264,423      14.0      3,208,223    11.0
09/30/2003   1,666,285      7.2      1,316,775     10.6       269,640      12.2      3,252,700     9.0
12/31/2003   1,672,621      5.1      1,327,842      7.9       272,547       9.2      3,273,010     6.6
03/31/2004   1,678,496      3.4      1,335,763      5.8       275,970       7.2      3,290,229     4.7

                                                                                     All other
                           12-mth.       CML*     12-mth.                 12-mth.       CML*     12-mth.      Total   12-mth.
                  CML*     growth       multi-    growth      Workers'    growth     lines of    growth        CML*   growth
    Date          auto      rate        peril      rate         comp.      rate       business     rate       Lines    rate
----------------------------------------------------------------------------------------------------------------------------
12/31/2002     108,069     12.5        190,787     14.8        58,930      13.3         79,772    11.5        437,558   13.4
03/31/2003     109,963     11.2        194,911     13.8        60,104      12.7         81,356    10.9        446,334   12.4
06/30/2003     112,911     10.2        201,614     12.2        61,932      11.4         83,826    10.5        460,283   11.3
09/30/2003     114,339      8.5        205,127     10.5        62,396       8.8         85,789     9.8        467,651    9.7
12/31/2003     115,171      6.6        206,533      8.3        62,282       5.7         86,409     8.3        470,395    7.5
03/31/2004     115,760      5.3        206,937      6.2        61,378       2.1         86,344     6.1        470,419    5.4

                          12-mth.
               Total      growth
 Date        All lines     rate
-------------------------------
12/31/2002   3,509,158     12.8
03/31/2003   3,590,208     12.4
06/30/2003   3,668,506     11.0
09/30/2003   3,720,351      9.0
12/31/2003   3,743,405      6.7
03/31/2004   3,760,648      4.7

*CML = Commercial



                   Private                                                                      All other
                  passenger         CML*                           CML*         Workers'         lines of
  Date              auto            auto       Homeowners      multi-peril        comp.         business      Total
-------------------------------------------------------------------------------------------------------------------
12/31/2002          92.6            91.0           90.5            88.7           89.4            88.5         91.2
03/31/2003          92.5            91.3           90.6            89.1           90.2            88.5         91.2
06/30/2003          92.2            91.1           90.5            88.4           89.4            88.4         91.0
09/30/2003          91.9            90.4           90.1            88.0           88.9            88.4         90.6
12/31/2003          91.6            89.8           89.5            87.5           88.1            88.2         90.2
03/31/2004          91.2            89.7           89.0            87.6           88.1            87.5         89.8


Selected financial data of Erie Insurance Exchange:

The selected financial data below is derived from the Erie Insurance Exchange's financial statements prepared in accordance with Statutory Accounting Principles. In the opinion of management, all adjustments consisting only of normal recurring accruals, considered necessary for a fair presentation have been included. The financial data set forth below is only a summary.

                                                       Three months ended
                                                   --------------------------
(In thousands)                                        March 31,    March 31,
Statutory Accounting Basis                              2004          2003
                                                           (unaudited)
                                                   --------------------------
Premiums earned                                    $   890,243   $   802,647
                                                   --------------------------
Losses and loss adjustment expenses                $   656,772   $   679,856
Insurance underwriting and other expenses*             244,972       242,676
                                                   --------------------------
Net underwriting loss                              $   (11,501)  $  (119,885)
                                                   --------------------------
Net investment income                                   62,729        54,072
Net realized gains (losses)                             17,156       (33,355)
Federal income tax expense (benefit)                    18,020       (41,530)
                                                   --------------------------
Net income (loss)                                  $    50,364   $   (57,638)
                                                   ==========================

* Includes management fees incurred



                                                               As of
(In thousands)                                       March 31,    December 31,
Statutory Accounting Basis                             2004            2003
                                                   (unaudited)
                                                   ------------    ------------
Cash and invested assets                           $ 6,814,665     $ 7,024,796
Total assets                                         7,887,788       8,045,626
                                                   ===========     ===========
Claims and unearned premium reserves                 4,699,129       4,616,687
Total liabilities                                    5,400,549       5,616,541
                                                   ===========     ===========
Policyholders' surplus                             $ 2,487,239     $ 2,429,085
                                                   ===========     ===========

Erie Indemnity Company
RECONCILIATION OF OPERATING INCOME TO NET INCOME
(Amounts in thousands, except per share data)


Definition on Non-GAAP and Operating Measures
---------------------------------------------
Operating income, a non-GAAP measure, is income excluding realized capital gains and losses, after tax. Net income is the GAAP measure that is most directly comparable to operating income. Realized capital gains and losses which are included in the Company's equity in earnings of Erie Family Life Insurance Company and equity in earnings of limited partnerships are not excluded from net income to compute operating income. The Company's method of calculating this measure may differ from those used by other companies and therefore comparability may be limited.

The Company uses operating income to evaluate their results of operations. It reveals trends in the Company's management services, insurance underwriting and investment operations that may be obscured by the net effects of realized capital gains and losses. These items may vary significantly between periods and are generally driven by business decisions and economic developments such as capital market conditions, the timing of which is unrelated to management services and insurance underwriting processes of the Company. The Company believes operating income is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company's performance. The Company is aware that the price to earnings multiple commonly used by investors as a forward-looking valuation technique uses operating income as the denominator. Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of the Company's business.

The following table reconciles operating income and net income for the three months ended March 31, 2004 and 2003.


                                                                                        Per share information
                                                        Three months ended March 31   Three months ended March 31
                                                                 (unaudited)                    (unaudited)
                                                            2004           2003            2004        2003
                                                         --------------------------   ---------------------------
Operating income                                         $  47,718      $  45,514        $  0.67     $  0.64

   Net realized gains on investments                         2,853            593           0.04        0.01
   Income tax expense on realized gains                        999            207           0.01        0.00
                                                         --------------------------   ---------------------------
      Realized gains net of income tax expense               1,854            386           0.03        0.01
                                                         --------------------------------------------------------
Net income                                               $  49,572      $  45,900        $  0.70     $  0.65
                                                         ========================================================